                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 31, 2000 relating to the financial statements and financial statement schedules of Childtime Learning Centers, Inc. and Subsidiaries, which appears in Childtime Learning Centers, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2000.


/S/ PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP
Detroit, Michigan
March 29, 2001












                               Page 8 of 8 Pages